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                                                                     Exhibit 4.5

                            FIRST AMENDMENT AGREEMENT

         THIS FIRST AMENDMENT AGREEMENT (this "First Amendment") is entered into as of September 30, 2003 by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, collectively the "Lenders" and each a "Lender"), Wells Fargo Foothill, Inc., as the arranger, collateral agent and administrative agent for the Lenders (in such capacity, "Agent"), and, on the other hand, Geac Computers, Inc., a Missouri corporation (the "Administrative Borrower" or "GCI"), on behalf of itself and each of its Affiliates designated as Borrowers on Exhibit A hereto (GCI and such Affiliates collectively, the "Borrowers"), each of the Administrative Borrower's Affiliates designated as Canadian Guarantors on Exhibit A hereto (collectively, the "Canadian Guarantors"), each of the Administrative Borrower's Affiliates designated as UK Guarantors on Exhibit A hereto (collectively, the "UK Guarantors") and each of Administrative Borrower's Affiliates designated as Other Guarantors on Exhibit A hereto (collectively, the "Other Guarantors", and collectively with the Borrowers, the Canadian Guarantors and the UK Guarantors, the "Loan Parties").

                                    RECITALS

        The Loan Parties, the Lenders and the Agent have entered into the Loan, Guaranty and Security Agreement dated as of September 9, 2003 (as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which the Lenders and the Agent have agreed to make certain revolving credit advances and to provide certain other financial accommodations to the Borrowers. Borrowers have appointed GCI as Administrative Borrower under the Loan Agreement. Pursuant to Section 15.1 of the Loan Agreement, the Administrative Borrower may execute amendments and waivers on behalf of all of the Borrowers. The Loan Parties have requested certain amendments to and waivers under the Loan Agreement. The Agent and the Lenders are willing to grant the waivers set forth in Section 2 below and to amend the Loan Agreement, in each case on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows.

         1.       Amendments to the Loan Agreement.

                  (a) Section 1.1 of the Loan Agreement is hereby amended as follows:

                           (i) The following new definition is inserted in appropriate alphabetical order:

                           "First Amendment" means the First Amendment Agreement dated as of September 30, 2003 by and among the Administrative Borrower (on behalf of the Borrowers), the Guarantors, Lenders and Agent.

                           (ii) The definition of the term "BofA Controlled DDAs" is amended by inserting the number "350119037209" after the number "350229037217,".

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                           (iii)    The definition of the term "Loan Documents"
         is amended by inserting the words "the First Amendment," after the words "means this Agreement,".

                  (b)      The Loan Agreement is hereby amended by deleting
Schedule 5.18 thereto in its entirety and inserting in lieu thereof the Schedule
5.18 attached hereto.

         2.       Waivers.

                  (a) Subject to Section 2(b) below, the Agent and the Lenders hereby waive the following (collectively, the "Identified Events of Default"):

                           (i) any Default or Event of Default arising under Section 2.7(a) or Section 8.2 of the Loan Agreement solely to the extent resulting from the Borrowers' failure to comply with the requirement to promptly deposit all cash and Cash Equivalents, checks and other items of payment held or received by the Borrowers into a Controlled Account by reason of GCI's depositing amounts into account number 350119037209 maintained by GCI at BofA (the "New Account") during the period between the Closing Date and Agent's receipt of the duly executed BofA Blocked Account Amendment (as defined below); and

                           (ii) any Default or Event of Default arising under Sections 5.18, 8.2 or 8.11 of the Loan Agreement or under the Perfection Certificate delivered by GCI to the Agent at the Closing, in each case solely to the extent resulting from the Borrowers' failure to set forth the New Account on the Schedule 5.18 delivered to the Agent on the Closing Date or in such Perfection Certificate.

                  (b) The waivers set forth in Section 2(a) hereof are subject to the condition that within 5 Business Days from the date hereof, the Agent shall have received a duly executed amendment (the "BofA Blocked Account Amendment") to the Control Agreement executed and delivered at the Closing with respect to the BofA Controlled DDAs (the "BofA Blocked Account Agreement") in form and substance reasonably satisfactory to the Agent that makes the New Account subject to such Control Agreement in substantially the manner that the other BofA Controlled DDAs are subject thereto.

                  (c) The Loan Parties acknowledge and agree that the foregoing provisions of this Section 2 relate solely to the Identified Events of Default specified in Section 2(a) hereof and shall in no way be deemed or construed as a waiver by the Agent and the Lenders of any other Default or Event of Default under the Loan Agreement or any other Loan Document, known or unknown, now existing or occurring subsequent to the date of this First Amendment. The Agent and the Lenders expressly reserve the full extent of their rights under the Loan Agreement, the other Loan Documents and applicable law in respect of any Default or Event of Default existing on the date hereof and not specified herein as an Identified Event of Default.

         3. Conditions Precedent to First Amendment. The satisfaction of each of the following, unless waived or deferred by the Agent, in its sole discretion, shall constitute conditions precedent to the effectiveness of this First Amendment and each and every provision hereof:

                                       2

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                  (a)      The Agent shall have received this First Amendment
duly executed by each of the parties hereto;

                  (b) The representations and warranties in this First Amendment, the Loan Agreement (as amended hereby) and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (c) Except for the Identified Events of Default, no Event of Default shall have occurred and be continuing on the date hereof, nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein; and

                  (d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any court or other governmental authority against the Loan Parties or the Agent.

         4. Representations and Warranties. Each Loan Party party hereto hereby represents and warrants to the Agent that (a) the execution, delivery, and performance of this First Amendment and the Loan Agreement are within such Loan Party's corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter, bylaws or other constitutional documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) this First Amendment and the Loan Agreement constitute the Loan Parties' legal, valid, and binding obligation, enforceable against the Loan Parties in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or limiting creditors' rights generally; (c) this First Amendment has been duly executed and delivered by such Loan Party; and (d) except for the Identified Events of Default, no Default or Event of Default has occurred or is continuing.

         5. Effect on Loan Documents. The Loan Agreement (as amended hereby) and the other Loan Documents (including the BofA Blocked Account Agreement, as amended by the BofA Blocked Account Amendment) shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this First Amendment shall not operate as a waiver or an amendment of any right, power, or remedy of the Agent or the Lenders under the Loan Agreement or any other Loan Document, as in effect prior to the date hereof.

         6. No Novation; Entire Agreement. This First Amendment evidences solely the amendment and waiver of the terms and provisions of the Loan Parties' obligations under the Loan Agreement and is not a novation or discharge thereof. There are no other understandings, express or implied, among the Agent, the Lenders and the Loan Parties regarding the subject matter hereof.

                                       3

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         7.       Choice of Law. The validity of this First Amendment, its
construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to conflicts of laws principles.

         8. Counterparts; Telefacsimile Execution. This First Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this First Amendment by telefacsimile shall be as effective as delivery of a manually executed counterpart of this First Amendment. Any party delivering an executed counterpart of this First Amendment by telefacsimile also shall deliver a manually executed counterpart of this First Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

         9.       Definitions and Construction.

                  (a) Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Loan Agreement, as amended hereby.

                  (b) This First Amendment is a Loan Document. This First Amendment and the Loan Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this First Amendment shall supersede and control the terms, provisions and conditions of the Loan Agreement. Upon and after the effectiveness of this First Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

                            [Signature pages follow.]

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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment
Agreement to be executed as of the date first above written.

                                               ADMINISTRATIVE BORROWER:

                                               GEAC COMPUTERS, INC.,
                                               AS ADMINISTRATIVE BORROWER

                                               By:   /s/ Hema Anganu
                                                  ------------------------------
                                                  Hema Anganu
                                                  Authorized Signatory

                                               CANADIAN GUARANTORS:

                                               GEAC CANADA LIMITED

                                               By:   /s/ Hema Anganu
                                                  ------------------------------
                                                  Hema Anganu
                                                  Treasurer

                                               2019856 ONTARIO INC.

                                               By:   /s/ Hema Anganu
                                                  ------------------------------
                                                  Hema Anganu
                                                  Treasurer

                                               GEAC (CANADA) SERVICES LIMITED

                                               By:   /s/ Hema Anganu
                                                  ------------------------------
                                                  Hema Anganu
                                                  Treasurer

                                 Signature Page
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                                               915873 ONTARIO LTD.

                                               By:   /s/ Hema Anganu
                                                  ------------------------------
                                                  Hema Anganu
                                                  Treasurer

                                               877025 ALBERTA LTD.

                                               By:   /s/ Hema Anganu
                                                  ------------------------------
                                                  Hema Anganu
                                                  Treasurer

                                 Signature Page
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                                               UK GUARANTORS:

                                               GEAC (UK) HOLDINGS LIMITED

                                               By:   /s/ Paul Wheeler
                                                  ------------------------------
                                                  Paul Wheeler
                                                  Director

                                               GEAC SOFTWARE SOLUTIONS LIMITED

                                               By:   /s/ Paul Wheeler
                                                  ------------------------------
                                                  Paul Wheeler
                                                  Director

                                               GEAC COMPUTER SYSTEMS (UK)
                                               LIMITED

                                               By:   /s/ Paul Wheeler
                                                  ------------------------------
                                                  Paul Wheeler
                                                  Director

                                               REMANCO SYSTEMS LIMITED

                                               By:   /s/ Paul Wheeler
                                                  ------------------------------
                                                  Paul Wheeler
                                                  Director

                                               TEKSERV COMPUTER SERVICES LIMITED

                                               By:   /s/ Paul Wheeler
                                                  ------------------------------
                                                  Paul Wheeler
                                                  Director

                                 Signature Page
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                                               GEAC ENTERPRISE SOLUTIONS
                                               HOLDINGS LIMITED

                                               By:   /s/ Paul Wheeler
                                                  ------------------------------
                                                  Paul Wheeler
                                                  Director

                                               GEAC ENTERPRISE SOLUTIONS LIMITED

                                               By:   /s/ Paul Wheeler
                                                  ------------------------------
                                                  Paul Wheeler
                                                  Director

                                               GEAC ENTERPRISE SOLUTIONS
                                               DEVELOPMENT LIMITED

                                               By:   /s/ Paul Wheeler
                                                  ------------------------------
                                                  Paul Wheeler
                                                  Director

                                               MAI UNITED KINGDOM LIMITED

                                               By:   /s/ Paul Wheeler
                                                  ------------------------------
                                                  Paul Wheeler
                                                  Director

                                               GEAC UK LIMITED

                                               By:   /s/ Paul Wheeler
                                                  ------------------------------
                                                  Paul Wheeler
                                                  Director

                                 Signature Page
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                                               OTHER GUARANTORS:

                                               GEAC ULC

                                               By:   /s/ Hema Anganu
                                                  ------------------------------
                                                  Hema Anganu
                                                  President

                                               GEAC USA LLC

                                               By:   /s/ James M. Riley
                                                  ------------------------------
                                                  Name: James M. Riley
                                                  Title: Director

                                               AGENT AND LENDERS:

                                               WELLS FARGO FOOTHILL, INC.,
                                               as Agent and as a Lender

                                               By:   /s/ David Sanchez
                                                  ------------------------------
                                                  David Sanchez
                                                  Vice President

                                 Signature Page
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                                    EXHIBIT A

BORROWERS:

Geac Computer Corporation Limited, a Canadian corporation
Geac Enterprise Solutions, Inc., a Georgia corporation
News Holdings Corp., a Delaware corporation
Interealty Corp., a Colorado corporation,
Geac (Delaware) Partnership, a Delaware partnership
Remanco International, Inc., a Delaware corporation
Extensity, Inc., a Delaware corporation
Geac Hungary Asset Management Company Limited By Shares, a company limited by shares organized under the laws of the Republic of Hungary

CANADIAN GUARANTORS:

Geac Canada Limited, a Canadian corporation
2019856 Ontario Inc., an Ontario corporation
Geac (Canada) Services Limited, a Canadian corporation
915873 Ontario Ltd., an Ontario corporation
877025 Alberta Ltd., an Alberta corporation

UK GUARANTORS:

Geac (UK) Holdings Limited, a UK company
Geac Software Solutions Limited, a UK company
Geac Computer Systems (UK) Limited, a UK company
Remanco Systems Limited, a UK company
Tekserv Computer Services Limited, a UK company
Geac Enterprise Solutions Holdings Limited, a UK company
Geac Enterprise Solutions Limited, a UK company
Geac Enterprise Solutions Development Limited, a UK company
MAI United Kingdom Limited, a UK company
Geac UK Limited, a UK company

OTHER GUARANTORS:

Geac ULC, a Nova Scotia unlimited liability company
Geac USA LLC, a Delaware limited liability company